UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2010

SHG SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-167041	13-4230695
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400 Irvine, CA		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (949) 255-7100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Credit Facility Overview

On October 18, 2010, Sun Healthcare Group, Inc. (“Sun”) and SHG Services, Inc., a wholly owned subsidiary of Sun (“New Sun”), entered into a Credit Agreement (the “New Sun Credit Agreement”) with Credit Suisse AG, as administrative and collateral agent, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, and RBC Capital Markets, as joint bookrunners and joint lead arrangers, JPMorgan Chase Bank, N.A., as syndication agent, RBC Capital Markets, as documentation agent, and the lenders party thereto. As previously announced, as result of Sun’s restructuring plans to separate its operating and real property assets, New Sun will own Sun’s operating assets.

The New Sun Credit Agreement provides for $150.0 million in term loans, a $60.0 million revolving credit facility ($30.0 million of which may be utilized for letters of credit) and a $75.0 million letter of credit facility funded by proceeds of additional term loans. Availability of amounts under the revolving credit facility is subject to compliance with financial covenants, including an interest coverage test and a total leverage covenant. The revolving credit facility was undrawn on October 18, 2010.

In addition to funding the letter of credit facility, the proceeds of the term loans were used to repay outstanding term loans under Sun’s existing credit agreement, dated as of April 19, 2007, among Sun, the lenders named therein and Credit Suisse as administrative agent and collateral agent for the lenders (the “Old Sun Credit Agreement”), to pay related fees and expenses and to provide funds for general corporate purposes. The letter of credit facility replaced the letter of credit facility under the Old Sun Credit Agreement. The final maturity date of the term loans and the letter of credit facility is October 18, 2016 and the revolving credit facility terminates on October 18, 2015. However, if Sun’s 9.125% senior subordinated notes due 2015 are outstanding on January 13, 2015, the term loans will mature, and the letter of credit facility and revolving credit facility will terminate, on January 13, 2015.

Interest Rate and Fees

Borrowings under the New Sun Credit Agreement bear interest on the outstanding unpaid principal amount at a rate equal to an applicable percentage plus, at New Sun’s option, either (a) the greater of 1.75% or London Interbank Offered Rate (“LIBOR”), adjusted for statutory reserves, or (b) an alternative base rate determined by reference to the highest of (i) the prime rate announced by Credit Suisse, (ii) the federal funds rate plus one-half of 1.0%, and (iii) the greater of 1.75% or one-month LIBOR adjusted for statutory reserves plus 1%. The applicable percentage for term loans and revolving loans is 4.75% for alternative base rate loans and 5.75% for LIBOR loans.

In addition to paying interest on outstanding principal under the New Sun Credit Agreement, New Sun is required to pay a facility fee of 0.50% per annum to the lenders under the revolving credit facility in respect of the unused revolving commitments thereunder.

Amortization

Amounts borrowed under the term loan facility are due in quarterly installments of $2.5 million, with the remaining principal amount due on the maturity date of the term loans. Accrued interest is payable at the end of an interest period, but no less frequently than every three months. Each year, commencing in 2012, within 90 days of the prior fiscal year end, New Sun is required to prepay a portion of the term loans in an amount based on the prior year’s excess cash flows, if any, as defined in the New Sun Credit Agreement.

Certain Covenants and Events of Default

The New Sun Credit Agreement contains customary covenants restricting certain actions, including incurrence of indebtedness, liens, payment of dividends, repurchase of stock, acquisitions and dispositions, mergers and investments. The New Sun Credit Agreement also contains customary events of default, such as a failure by New Sun to make payment of amounts due, defaults under other agreements evidencing indebtedness, certain bankruptcy events and a change of control (as defined in the New Sun Credit Agreement). Upon the occurrence of an event of default under the New Sun Credit Agreement, the lenders may cease making revolving loans, terminate the New Sun Credit Agreement and declare all amounts outstanding to be immediately due and payable.

Collateral and Guarantees

Prior to the declaration of the distribution by Sun to its stockholders on a pro rata basis of all of the outstanding shares of New Sun common stock (the “Separation”), the obligations of New Sun under the New Sun Credit Agreement will be guaranteed by Sun and most of Sun’s subsidiaries and will be collateralized by the assets of Sun and most of Sun’s subsidiaries, excluding the real property assets that will be owned by Sabra Health Care REIT, Inc. (“Sabra”) and its subsidiaries following the Separation. On the declaration date for the Separation, the guarantee by Sun and by those subsidiaries of Sun that will become subsidiaries of Sabra following the Separation will terminate. However, the obligations of New Sun under the New Sun Credit Agreement will continue to be guaranteed by most of New Sun’s subsidiaries and will continue to be collateralized by the assets of New Sun and most of New Sun’s subsidiaries.

Certain Relationships

The agents and arrangers (and their respective subsidiaries or affiliates) under the New Sun Credit Agreement have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, hedging, leasing, trust and advisory services to Sun, its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from Sun or its subsidiaries or affiliates for such services.

The New Sun Credit Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by this reference. This description of the material terms of the New Sun Credit Agreement is qualified in its entirety by reference to such exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Credit Agreement, dated October 18, 2010, among Sun Healthcare Group, Inc. and SHG Services, Inc., lenders party thereto, Credit Suisse AG, as administrative and collateral agent, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, and RBC Capital Markets, as joint bookrunners and joint lead arrangers, JPMorgan Chase Bank, N.A., as syndication agent, RBC Capital Markets, as documentation agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHG SERVICES, INC.

/s/ Mike Berg
Name: Mike Berg
Title: Secretary

Dated: October 21, 2010

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement, dated October 18, 2010, among Sun Healthcare Group, Inc. and SHG Services, Inc., lenders party thereto, Credit Suisse AG, as administrative and collateral agent, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, and RBC Capital Markets, as joint bookrunners and joint lead arrangers, JPMorgan Chase Bank, N.A., as syndication agent, RBC Capital Markets, as documentation agent